UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 11, 2014

Brandywine Realty Trust
Brandywine Operating Partnership, L.P.
(Exact name of registrant as specified in charter)

Maryland (Brandywine Realty Trust)	001-9106	23-2413352

Delaware (Brandywine Operating Partnership, L.P.)	000-24407 (Commission file number)	23-2862640 (I.R.S. Employer Identification Number)
(State or Other Jurisdiction of Incorporation or Organization)

555 East Lancaster Avenue, Suite 100
Radnor, PA 19087
(Address of principal executive offices)

(610) 325-5600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Compensation Committee of our Board of Trustees awarded 2013 annual incentives and equity-based long-term incentives for our senior executives and set their 2014 base salaries. The Committee approval occurred on March 12, 2014 for our President and Chief Executive Officer, Gerard H. Sweeney, and on March 11, 2014 for our other executives. The tables below reflect awards to those of our current executive officers who were identified as named executive officers in the proxy statement for our 2013 annual meeting of shareholders as well as to Thomas E. Wirth, who was appointed Executive Vice President and Chief Financial Officer on March 10, 2014. In addition, as described below under “Special Award to President and Chief Executive Officer,” the Committee made a special award to Mr. Sweeney in the form of a $250,000 cash payment and 24,424 time-vested restricted shares.
Annual Incentive Awards
The table below sets forth the annual incentives, which are payable in cash, awarded to each of the following executives:

Name	Annual Incentive
Gerard H. Sweeney	$1,200,000
H. Jeffrey DeVuono	$323,000
George D. Johnstone	$244,000
Brad A. Molotsky	$271,000
Thomas E. Wirth	$264,000

Long-Term Equity Awards: Performance Units; Cliff-Vesting Restricted Shares
The table below sets forth the equity-based long-term incentives awarded to each of the following executives. Two-thirds of these awards (by value) were in the form of restricted performance share units (“Performance Units”) and one-third of these awards (by value) were in the form of time-vested restricted common shares (“Cliff-Vesting Restricted Shares”) as indicated in the table below.

Name	Performance Units (#)	Cliff-Vesting Restricted Shares (#)
Gerard H. Sweeney	61,720	41,452
H. Jeffrey DeVuono	17,873	12,004
George D. Johnstone	13,115	8,808
Brad A. Molotsky	18,002	12,090
Thomas E. Wirth	16,525	11,099

Performance Units. Performance units represent the right to earn common shares. The number of common shares, if any, deliverable to award recipients depends on our performance based on our total return to shareholders during the three-year period Measurement Period that commenced on January 1, 2014 and that ends on the earlier of December 31, 2016 or the date of a change of control, as defined in our 2014-2016 Restricted Performance Share Unit Program (the “Performance Unit Program”) compared to (i) for fifty percent (50%) of the performance units awarded to each recipient, the total return to shareholders for the Measurement Period of the component members (excluding us) of the S&P US REIT Index (the “Index Companies”) and (ii) for the other fifty percent (50%) of the performance units awarded to each recipient, the total return to shareholders for the Measurement Period of each of the companies in a designated peer group (the “Peer Group”) contained in the Performance Units Program. If our total return to shareholders over the Measurement Period places us below the 25th percentile of the Index Companies or the components in the Peer Group, as applicable, then no shares will be earned under the related performance units. If our total return to shareholders over the Measurement Period places us at or above the 25th percentile of the Index Companies or the components in the Peer Group, as applicable, then a percentage of the awards ranging from 50% to 200% will be earned. Dividends are deemed credited to the performance units accounts and are applied to acquire more performance units for the account of the unit holder at the price per common share ending on the dividend payment date. If earned, awards will be paid in common shares in an amount equal to the number of performance units in the holder’s account at the end of the Measurement Period. Participants in the program may elect to defer receipt of common shares earned into our Deferred Compensation Plan. In the event of the participant’s death, disability or qualifying retirement, he will be eligible to receive shares (if any) under the program as if the Measurement Period ended on the last day of the month in which the termination occurred.
Cliff-Vesting Restricted Shares. Each Cliff-Vesting Restricted Share is scheduled to vest on April 15, 2017 and, upon vesting, will be settled for one common share. Vesting would accelerate upon a change in control or if the recipient of the award were to die, become disabled or retire in a qualifying retirement prior to the vesting date. In the case of our President and Chief Executive Officer, vesting would also accelerate if we were to terminate him without cause, or if he were to resign for good reason, under his employment agreement. We pay dividend equivalents on Cliff-Vesting Restricted Shares prior to the vesting date.
The grants of the Cliff-Vesting Restricted Shares and Performance Units (and the Additional Restricted Shares identified below) were made under our Amended and Restated 1997 Long-Term Incentive Plan. The award agreements for the Performance Units and Cliff-Vesting Restricted Shares will be individualized for each recipient and will be in substantially the forms attached as exhibits to this Form 8-K.
Base Salaries
The table below shows 2013 and 2014 base salary information established by our Compensation Committee for each of the following executives.

Name	2013 Base Salary	2014 Base Salary	% Increase
Gerard H. Sweeney	$600,000	$600,000	0.0%
H. Jeffrey DeVuono	$347,500	$354,450	2.0%
George D. Johnstone	$306,000	$330,000	7.8%
Brad A. Molotsky	$350,000	$350,000	0.0%
Thomas E. Wirth	$321,300	$350,000	8.9%

Special Award to President and Chief Executive Officer
On March 12, 2014, in addition to the $1,200,000 annual incentive award and equity-based long-term incentive award (comprised of 41,452 Cliff-Vesting Restricted Shares and 61,720 Performance Units), as described above, the Committee approved a special award to Mr. Sweeney comprised of a $250,000 cash payment and the grant of 24,424 restricted shares (“Additional Restricted Shares”) that are scheduled to vest in three equal annual installments on April 15, 2015, April 15, 2016 and April 15, 2017, subject to accelerated vesting upon a change of control, death, disability or a termination without cause or resignation for good reason. We will pay dividend equivalents on the Additional Restricted Shares prior to the vesting dates. The award agreement for the Additional Restricted Shares will be in the form attached as Exhibit 10.4 to this Form 8‑K.
Severance to Former Executive
In connection with the termination on March 10, 2014 of the employment of our former Executive Vice President and Chief Financial Officer, Howard M. Sipzner, Mr. Sipzner will receive the severance benefits to which he is entitled under his employment agreement, a copy of which is attached as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2010. Mr. Sipzner did not receive any awards on March 11, 2014.

Item 9.01. Financial Statements and Exhibits

Exhibits

10.1	Form of Performance Unit Award Agreement

10.2	2014-2016 Performance Share Unit Program

10.3	Form of Cliff-Vesting Restricted Share Award (President and CEO)

10.4	Form of Three-Year Pro Rata Vesting Restricted Share Award (President and CEO)

10.5	Form of Cliff-Vesting Restricted Share Award (Other Executives)

Signatures
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Brandywine Realty Trust
By:	/s/ Gerard H. Sweeney
Gerard H. Sweeney
President and Chief Executive Officer

Brandywine Operating Partnership, L.P. By: Brandywine Realty Trust, ITS SOLE GENERAL PARNTER
By:	/s/ Gerard H. Sweeney
Gerard H. Sweeney
President and Chief Executive Officer

Date: March 14, 2014

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